Exhibit 10.61
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made as of September 29, 2006 among MEDICAL PROPERTIES TRUST, INC. (the “REIT”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”) (the REIT and the Operating Partnership are referenced collectively as the “Company”), and Emmett E. McLean (the “Executive”):
WHEREAS, the Executive and the Company entered into an Employment Agreement Dated September 10, 2003 (the “Employment Agreement”); and
WHEREAS, the parties desire to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
      1. Paragraph 4 of the Employment Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:
     “4. INCENTIVE AWARDS: ANNUAL INCENTIVE BONUS. The Executive shall be entitled to receive an annual cash incentive bonus for each fiscal year during the Term of this Agreement consistent with such bonus policy as may be adopted by the Board of Directors or its Compensation Committee (“Bonus Policy”). The Bonus Policy shall contain both individual and group goals. If the Executive or the Company, as the case may be, satisfies the performance criteria contained in such Bonus Policy for a fiscal year, he shall receive an annual incentive bonus (the “Incentive Bonus”), in an amount determined by the Compensation Committee and subject to ratification by the Board, if required. If the Executive or the Company, as the case may be, fails to satisfy the performance criteria contained in such Bonus Policy for a fiscal year, the Compensation Committee may determine whether any Incentive Bonus shall be payable to Executive for that year, subject to ratification by the Board, if required. The Executive’s bonus shall not be subject to any minimum award, as provided in the Executive’s Employment Agreement previous to this amendment. Additionally, in consideration for the Executive’s agreement to forgo a guaranteed minimum bonus, the Company agrees that the previous bonus ceiling of 100% of salary is no longer applicable and that, henceforth, there shall be no limitation or ceiling on the maximum bonus that may be awarded to the Executive by the Board of Directors or its Compensation Committee.”
     2. Except to the extent hereby amended, the Employment Agreement is hereby confirmed and ratified and shall continue in full force and effect.
First Amendment to Employment Agreement of
Emmett E. McLean

     3. The effective date of this amendment is September 29, 2006.
     IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first above written.

OPERATING PARTNERSHIP:	EXECUTIVE:
MPT OPERATING PARTNERSHIP, L.P.
BY: MEDICAL PROPERTIES TRUST, LLC
ITS: GENERAL PARTNER
BY: MEDICAL PROPERTIES TRUST, INC. ITS: SOLE MEMBER	/s/ Emmett E. McLean Emmett E. McLean

By:	/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.	Dated: 10/10/06
Chairman, President and CEO

Dated: 10/2/06

REIT:

By:	/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.
Chairman, President and CEO

Dated: 10/2/06
First Amendment to Employment Agreement of
Emmett E. McLean